Exhibit 23


                    CONSENT OF INDEPENDENT AUDITORS
                   --------------------------------


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to 50,000 shares of Intermet Corporation common stock and to the incorporation by reference therein of our reports dated February 9, 1994, with respect to the consolidated financial statements of Intermet Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                         /s/ Ernst & Young LLP
                         ----------------------------------
                         Ernst & Young LLP

Atlanta, Georgia
February 8, 1995